EXHIBIT 21

LIST OF THE PHOENIX COMPANIES, INC. SUBSIDIARIES

Name	Jurisdiction of Incorporation
AGL Life Insurance Company	Pennsylvania
American Phoenix Life and Reassurance Company	Connecticut
Goodwin Capital Advisers, Inc.	New York
Holland Re Holdings, LLC	Delaware
Holland Re, Inc.	South Carolina
Next Generation Ventures LLC	Connecticut
PFG Holdings, Inc.	Pennsylvania
Philadelphia Financial Group, Inc.	Delaware
PHL Variable Insurance Company	Connecticut
Phoenix Distribution Holding Company	Connecticut
Phoenix Equity Planning Corporation	Delaware
The Phoenix Foundation	Connecticut
Phoenix Founders, Inc.	Connecticut
Phoenix International Capital Corporation	Connecticut
Phoenix Investment Management Company	Connecticut
Phoenix Life and Annuity Company	Connecticut
Phoenix Life and Reassurance Company of New York	New York
Phoenix Life Insurance Company	New York
Phoenix Life Solutions, Inc.	Delaware
Phoenix National Trust Holding Company	Connecticut
Phoenix New England Trust Holding Company	Connecticut
Phoenix Variable Advisors, Inc.	Delaware
PM Holdings, Inc.	Connecticut
PractiCare, Inc.	Delaware
The Phoenix Companies, Inc.	Delaware